(d)(1)(v)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA MUTUAL FUNDS

and

VOYA INVESTMENTS LLC

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
Voya CBRE Global Infrastructure Fund	July 14, 2017	1.000% on all assets

Voya CBRE Long/Short Fund	July 14, 2017	1.350% on all assets

Voya Diversified Emerging Markets Debt Fund	May 1, 2015	0.800% on all assets

Voya Global Bond Fund	May 1, 2015	0.500% on all assets

Voya Global Corporate Leaders® 100 Fund	December 5, 2016	0.500% on all assets

Voya Global Equity Dividend Fund	May 1, 2015	0.800% on the first $500 million of assets; 0.780% on the next $500 million of assets; and 0.760% thereafter

Voya Global Equity Fund (formerly, Voya Global Value Advantage Fund)	Close of business on May 22, 2015	0.950% on the first $500 million of assets; 0.900% on the next $500 million of assets; and 0.825% thereafter

Voya Global High Dividend Low Volatility Fund	December 5, 2016	0.500% on all assets

A-1

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
Voya Global Perspectives® Fund	May 1, 2015	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Global Real Estate Fund	May 1, 2015	0.900% of the first $250 million of assets; 0.875% of the next $250 million of assets; and 0.800% thereafter

Voya International Real Estate Fund	May 1, 2015	1.100% on the first $250 million of assets; 1.000% on the next $250 million of assets; and 0.900% thereafter

Voya Multi-Manager Emerging Markets Equity Fund	May 1, 2015	1.100% on all assets

Voya Multi-Manager International Equity Fund	May 1, 2015	0.850% on all assets

Voya Multi-Manager International Factors Fund (formerly, Voya International Core Fund)	Close of business on January 20, 2017	0.650% on all assets

Voya Multi-Manager International Small Cap Fund	May 1, 2015	1.100% of the first $500 million of assets; 1.000% of the next $500 million of assets; and 0.950% thereafter

Voya Russia Fund	May 1, 2015	1.350% on all assets

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” defined in Item 17 of Form N-1A, as it was in effect on May 1, 2015.

A-2